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                            CPL ENERGY VENTURES INC.
                                YEAR-TO-DATE P&L
                                  DECEMBER 2000

                                              Jan - Dec '00
ORDINARY INCOME/EXPENSE
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
   REVENUE
      Barge Freight Out Demurrage                  (1,400.00)
      Briquette Sales                          67,442,973.70
      Briquette Sales Penalties                  (622,967.35)
      Coal Sales - Barge                          956,055.37
      Coal Sales - Penalties                       (1,302.93)
      Coal Sales - Premiums                       197,956.08
      Sales Commission                           (428,494.40)
      Stoker Sales                                347,759.13
      Transloading                                  2,866.91
      Truck Freight Out                           (36,683.13)
                                              ---------------
   TOTAL REVENUE                               67,856,763.38

   COST OF GOODS SOLD
      Coal                                     90,012,705.00
      Depreciation                              7,637,794.51
      Inventory Adjustment                            424.59
      Other Processing Costs                      965,431.12
      Processing Expense                       12,492,714.36
      Royalties                                21,081,417.27
                                              ---------------
   TOTAL COGS                                 132,190,486.85
                                              ---------------

GROSS PROFIT                                  (64,333,723.47)

   EXPENSE
      Amortization of Goodwill                  2,705,223.72
      Intercompany Interest Expense               488,750.00
      Interest Expense                          4,463,200.72
      Miscellaneous                                    17.65
      Professional Fees                               136.51
      Taxes
          Federal                             (24,833,019.99)
          Synfuel Credits                     (67,372,047.18)
      Total Taxes                             (92,205,067.17)
                                              ---------------
   TOTAL EXPENSE                              (84,547,738.57)
                                              ---------------

NET ORDINARY INCOME                            20,214,015.10

   Other Income/Expense
   Other Income
      Interest Income                                 124.59
      Minority interest in Subs NI              6,063,026.96
      Other Income                                    400.00
                                              ---------------
   TOTAL OTHER INCOME                           6,063,551.55
                                              ---------------

NET INCOME                                     26,277,566.65
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